EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-65584 and 333-133657 on Form S-8 and Registration Statement No. 333-133480 on Form S-3 of Natus Medical Incorporated and subsidiaries of our report dated March 4, 2005 relating to the consolidated 2004 financial statements and financial statement schedule of Natus Medial Incorporated included in this Annual Report on Form 10-K.

/s/    BDO Seidman, LLP

San Francisco, California

March 15, 2007